UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013
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ENERGY TRANSFER PARTNERS, L.P. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification No.)

3738 Oak Lawn Avenue, Dallas, Texas 75219 (Address of principal executive offices) (Zip Code)

(214) 981-0700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2013, Bill W. Byrne retired from the Board of Directors of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of Energy Transfer Partners GP, L.P. (the “General Partner”), the general partner of Energy Transfer Partners, L.P. (the “Partnership”), effective immediately. Mr. Byrne’s decision to retire from the board of ETP LLC was not due to any disagreement with ETP LLC, the Partnership or the General Partner relating to the operations, practices or policies of the Partnership.

“I would like to thank Bill personally and on behalf of the Energy Transfer family for his many years of valuable service,” said Kelcy L. Warren, ETP’s chief executive officer and chairman of the board. “Bill is the longest serving outside director of ETP and he has helped guide the Partnership through a period of tremendous growth and diversification. His experience in the industry has been a huge asset to me, and I have often sought his advice during the development of Energy Transfer. We wish Bill all the best in his future endeavors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

By:    Energy Transfer Partners GP, L.P., its general partner

By:     Energy Transfer Partners, L.L.C., its general partner

By:      /s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

Dated: August 29, 2013

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